UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

Synergy Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2011, Synergy Pharmaceuticals, Inc. (the “Company”) entered into a loan agreement (the “Agreement”) with an investor (the “Lender”), pursuant to which the Lender agreed to lend an aggregate $950,000 to the Company.  Simultaneously with the execution and delivery of the Agreement, the Company issued a note to the Lender in the principal amount of $500,000 (the “First Note”).  The Company will issue an additional note to the Lender in the principal amount of $450,000 on February 21, 2011 (the “Second Note” and with the First Note, the “Notes”).  The Notes will bear interest at 17% per annum and will be payable on April 1, 2011.

An Event of Default under the Notes will occur if (i) any representation or warranty by the Company in the Notes or Agreement is incorrect, (ii) the Company shall default in the payment of principal or interest on the Notes, (iii) the Company shall default in the due observance or performance of any covenant, condition or agreement under the Notes or Agreement, (iv) any event or condition shall occur that results in the acceleration of the maturity of any indebtedness of the Company or a default in indebtedness of the Company, (v) an involuntary or voluntary bankruptcy proceeding  shall be commenced or (vi) one or more judgments for the payment of money in an aggregate amount in excess of $75,000 shall be rendered against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 14, 2011

SYNERGY PHARMACEUTICALS, INC.

		By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer